AMENDMENT NO. 3

To

PARTICIPATION AGREEMENT

By and Among

PACIFIC LIFE & ANNUITY COMPANY

And

GE INVESTMENTS FUNDS, INC.

And

GE INVESTMENT DISTRIBUTORS, INC.

And

GE ASSET MANAGEMENT INCORPORATED

THIS AMENDMENT, effective as of June 1, 2014, amends that certain Participation Agreement dated as of December 1, 2008, as amended on November 20, 2009 and May 1, 2010 (the “Agreement”), by and among PACIFIC LIFE & ANNUITY COMPANY, GE INVESTMENTS FUNDS, INC., GE INVESTMENT DISTRIBUTORS, INC. and GE ASSET MANAGEMENT INCORPORATED.

WHEREAS, the parties hereto agree that the Company intends to add variable annuity Contracts to the Agreement that will offer Class 3 Shares of the Portfolio named in Schedule 3 of the Agreement;

WHEREAS, the parties hereto desire to update Schedules 3 and 4 to reflect additional variable annuity Contracts that will offer Class 3 Shares of the Portfolio named in Schedule 3 to the Agreement; and

WHEREAS, any capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:

1.	Schedules 3 and 4 to the Agreement are deleted in their entirety and replaced by Schedules 3 and 4 attached hereto.

2.	This Amendment shall become effective on June 1, 2014.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Anthony J. Dufault

Name: Anthony J. Dufault

Title: Assistant Vice President

Attest: /s/ Brandon J. Cage

            Brandon J. Cage, Assistant Secretary

GE INVESTMENTS FUNDS, INC.

By: /s/ Jeanne M. LaPorta

Name: Jeanne M. LaPorta

Title: President

GE INVESTMENT DISTRIBUTORS, INC.

By: /s/ Maureen Mitchell

Name: Maureen Mitchell

Title: President

GE ASSET MANAGEMENT

INCORPORATED

By: /s/ Jeanne M. LaPorta

Name: Jeanne M. LaPorta

Title: Senior Vice President and

          Commercial Operations Leader

Schedule 3

Name(s) of Portfolio

GE Investments Funds, Inc.:

Total Return Fund – Class 3

Schedule 4

Registered Products

Variable Annuities:
Pacific Select Variable Annuity	Pacific One
Pacific One Select	Pacific Portfolios
Pacific Portfolios for Chase	Pacific Voyages
Pacific Value	Pacific Value Edge
Pacific Innovations	Pacific Innovations Select
Pacific Journey	Pacific Odyssey
Pacific Destinations	Pacific Destinations B
Pacific Destinations O-Series	Pacific Value Select
Pacific Journey Select	Pacific Choice Variable Annuity

Variable Life:
Pacific Select Exec	Pacific Select Exec II
Pacific Select Exec III	Pacific Select Exec IV
Pacific Select Exec V	Pacific Select Accumulator
M’s Versatile Product	M’s Versatile Product VI
M’s Versatile Product - Survivorship	M’s Versatile Product VII
M’s Versatile Product - Survivorship II	M’s Versatile Product VIII
Pacific Select Estate Preserver	Pacific Select Estate Preserver II
Pacific Select Estate Preserver III	Pacific Select Estate Preserver IV
Pacific Select Estate Preserver V	Pacific Select Estate Preserver VI
Pacific Select Choice	Pacific Select Performer 500
Pacific Select Estate Maximizer

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